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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): July 12, 1999


                            METACREATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission file number 0-27168


        Delaware                                       95-4102687
(State of incorporation)                 (I.R.S. Employer Identification Number)


                   6303 Carpinteria Ave, Carpinteria, CA 93013
                    (Address of principal executive offices)


                                 (805) 566-6200
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

The purpose of this Form 8-K is to announce the formation of MetaStream.com, a joint venture company between MetaCreations Corporation ("MetaCreations") and Computer Associates International, Inc. ("CA") MetaStream.com will develop and deliver MetaStream solutions and services to the e-commerce market.

MetaStream.com is owned 80 percent by MetaCreations and 20 percent by CA. MetaStream.com will initially focus on two initiatives: the licensing of MetaStream technologies for specific e-commerce visualization solutions and fee-based professional services for implementing these 3-D solutions.

MetaCreations is devoting research, development, and service personnel and expertise related to 3-D Web technologies to this new venture, including the recently announced Web Services Group. CA is contributing expertise related to the management of rich media through its Jasmine TND software. CA will also assist with the integration of data from legacy systems for Internet delivery, and will promote MetaStream.com technologies, services and products to CA enterprise customers worldwide.

CA has also entered into long-term service and license agreements with MetaStream.com and MetaCreations. Through collaboration with CA and future customers of MetaStream.com, the joint venture intends to develop new e-commerce applications.

MetaStream.com will be headquartered in New York City and Robert E. Rice will serve as its president. Rice was formerly vice president of strategic affairs at MetaCreations, and the co-founder of Real Time Geometry Corp. As part of the venture agreement, CA will maintain a board seat on MetaStream.com.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     METACREATIONS CORPORATION
                                                     (Registrant)



  Date:  July 21, 1999                               /s/TERANCE A. KINNINGER
                                                     ------------------------
                                                     Terance A. Kinninger
                                                     Senior Vice President and
                                                     Chief Financial Officer






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